UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2024

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34003	51-0350842
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 West 44th Street, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (646) 536-2842

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	TTWO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 27, 2024, Take-Two Interactive Software, Inc., a Delaware corporation (the “Company”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with Gearbox Entertainment Company Holding AB, a company organized under the laws of Sweden (“Gearbox Seller”), Embracer Group AB, a company organized under the laws of Sweden (“Gearbox Parent”) and Groundhog 2, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Company (“Buyer Sub”).

On the terms and subject to the conditions set forth in the Purchase Agreement, Buyer Sub will purchase 100% of the issued and outstanding capital stock of The Gearbox Entertainment Company, Inc., a Delaware corporation (“Gearbox”), from Gearbox Seller in exchange for the Purchase Price as discussed below (the “Share Purchase”).

Purchase Price

The base purchase price for all of Gearbox’s issued and outstanding capital stock is $460 million, consisting of newly issued shares of common stock, par value $0.01 per share (“Common Stock”), of the Company, valued based on the volume weighted average closing price per share of the Common Stock on the Nasdaq Global Select Market for the five consecutive trading days ending on (and including) the trading day immediately preceding the closing date, subject to adjustment at Closing (as defined in the Purchase Agreement) based on the Company’s cash, indebtedness, transaction expenses and working capital (the “Purchase Price”). The Purchase Agreement also provides for a customary post-closing purchase price adjustment.

Conditions to the Share Purchase

The closing of the Share Purchase is subject to the satisfaction or waiver of customary closing conditions for both parties, including (i) the expiration or termination of applicable waiting periods under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, applicable to the transactions contemplated by the Purchase Agreement, (ii) the expiration, termination or obtainment of certain other regulatory waiting periods, approvals, clearances and consents, as applicable, to the extent the parties mutually agree that each such waiting period, approval, clearance or consent is required under applicable law, and (iii) the absence of any order by any governmental authority that enjoins, restrains, prevents or prohibits the consummation of the transactions contemplated by the Purchase Agreement or makes such transactions illegal. In addition, the obligation of each of the Company, Gearbox Parent and Gearbox Seller to consummate the closing of the Share Purchase is conditioned on the accuracy of the representations and warranties made by the other parties on the Closing Date (as defined in the Purchase Agreement) or, if applicable, an earlier date (subject to certain “materiality” and “material adverse effect” qualifications set forth in the Purchase Agreement with respect to such representations and warranties), and the performance by the other parties in all material respects of their respective obligations under the Purchase Agreement. Further, the obligation of the Company to effectuate the Share Purchase is also conditioned on the completion of certain actions by Gearbox Seller in connection with a pre-closing restructuring in accordance with the Purchase Agreement.

Certain Other Terms of the Purchase Agreement

The closing of the Share Purchase will take place on the later of (i) the third business day following the satisfaction or waiver of the conditions set forth in the Purchase Agreement (other than the conditions that by their nature are to be satisfied at the closing) and (ii) the date that is six business days following the date the Company announces its earnings for its fiscal year ending March 31, 2024. The Purchase Agreement provides for certain termination rights for both the Company and Gearbox Parent, including, among other things, (i) by mutual consent of the parties, (ii) by either party if the Share Purchase is not consummated on or before September 27, 2024 (the “Outside Date”), which date may be extended in accordance with the Purchase Agreement, (iii) by either party in the event that any governmental authority shall have issued a final and non-appealable order preventing the consummation of the closing of the Share Purchase, and (iv) by either party in the case of certain breaches of the other party’s covenants, representations and warranties that would result in the failure of a closing condition and such breach is not cured within a specified period or is not capable of cure sufficient to allow satisfaction of the closing conditions prior to the Outside Date.

The Purchase Agreement contains customary representations and warranties made by each of the Company, Buyer Sub, Gearbox Parent and Gearbox Seller, and also contains customary pre-closing covenants applicable to the conduct of business of Gearbox, including, among other things, to operate its business in the ordinary course consistent with past practice, and to refrain from taking certain actions without the Company’s prior consent. In addition, in the Purchase Agreement, the Company has agreed to file, on the Closing Date, a registration statement on Form S-3 with the Securities and Exchange Commission, registering the resale by Gearbox Parent from time to time of the shares of the Common Stock to be issued to Gearbox Seller upon consummation of the Share Purchase.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated by reference herein. The Purchase Agreement has been included to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Gearbox or their respective subsidiaries and affiliates. The Purchase Agreement contains representations and warranties of the Company and Buyer Sub, on the one hand, and each of Gearbox Parent and Gearbox Seller, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Purchase Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the Company and Buyer Sub, on the one hand, and Gearbox Seller and Gearbox Parent, on the other hand. Accordingly, investors and securityholders should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts or condition of the Company, Gearbox or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02. The shares of Company Common Stock to be issued to Gearbox Parent as consideration for the Share Purchase will not initially be registered under the Securities Act of 1933, as amended and will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

2.1	Share Purchase Agreement, dated March 27, 2024, by and among Take-Two Interactive Software, Inc., Groundhog 2, LLC, The Gearbox Entertainment Company Holding AB, and Embracer Group AB. †

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Certain schedules and exhibits have been omitted pursuant to item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC.
(Registrant)

By:	/s/ Matthew Breitman
Matthew Breitman
Senior Vice President, General Counsel Americas & Corporate Secretary

Date: April 1, 2024